EXHIBIT 24

  			      CONFIRMING STATEMENT


	This Statement confirms that the undersigned, Dennis R. Hernreich, has authorized and designated David A. Levin and Robert S. Molloy to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Casual Male Retail Group, Inc. The authority of David A. Levin and
Robert S. Molloy under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in the securities of Casual Male Retail Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that David A. Levin and Robert S. Molloy are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.


Date: August 25, 2010			By:   /s/ DENNIS R. HERNREICH
					Name: DENNIS R. HERNREICH


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